EXHIBIT 99

As more fully described below, during the first quarter of 2007, 3M effected certain business segment realignments. 3M is including in this Current Report on Form 8-K the following information:

•                  Supplemental unaudited reclassified business segment net sales and operating income information (provided on annual and quarterly basis for the years ended December 31, 2006, 2005 and 2004).

•                  Supplemental unaudited reclassified related sales growth information (provided on annual and quarterly basis for the years ended December 31, 2006 and 2005)

This supplemental unaudited information is being provided to show reclassified historical results for the realigned segments. The Company did not operate under the realigned segments structure for any of these prior periods and will begin to report comparative results under the new structure effective with the filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2007.

Effective in the first quarter of 2007, 3M made certain changes to its business segments in its continuing effort to drive growth by aligning businesses around markets and customers. The most significant of these changes are summarized as follows:

•                  3M’s new emerging business opportunity in its Track and Trace initiative resulted in the merging of a number of formerly separate efforts into one concerted effort for future growth. Track and Trace has a growing array of applications — from tracking packages to managing medical and legal records. The establishment of this new initiative within 3M’s Safety, Security and Protection Services segment resulted in the transfer of certain businesses to this segment from other segments, including the transfer of HighJump Software Inc., a 3M U.S.-based subsidiary that provides supply chain execution software and solutions (Industrial and Transportation Segment) and the transfer of certain Track and Trace products from the Electro and Communications segment.

•                  3M’s Visual Systems business (Consumer and Office segment), which offers analog overhead and electronic projectors and film, was transferred to the Electro and Communications segment. This transfer is intended to leverage common markets, customers, suppliers and technologies.

•                  3M’s Industrial and Transportation segment (Energy and Advanced Materials business) transferred the 3M™ Aluminum Conductor Composite Reinforced (ACCR) electrical power cable to the Electro and Communications segment (Electrical Markets business). With an aluminum-based metal matrix at its core, the ACCR product increases transmission capacity for existing power lines. The Electrical Markets business sells insulating, testing and connecting products to various markets, including the electric utility markets.

•                  Certain adhesives and tapes in the Industrial Adhesives and Tapes business (Industrial and Transportation segment) were transferred to the Consumer and Office segment, primarily related to the Construction and Home Improvement business and the Stationery Products business.

•                  3M transferred Film Manufacturing and Supply Chain Operations, a resource for the manufacturing and development of films and materials, to the Display and Graphics Business from Corporate and Unallocated.

Segment information for all periods presented has been reclassified to reflect the new segment structure. The impact of these changes on previously reported 2006 net sales and operating income is summarized as follows:

	NET SALES			OPERATING INCOME
Year ended Dec. 31, 2006 (Dollars in millions)	Previously Reported	Revised	Change	Previously Reported	Revised	Change

Industrial and Transportation	$6,754	$6,640	$(114)	$1,343	$1,342	$(1)
Health Care	4,011	4,011	—	1,845	1,845	—
Display and Graphics	3,765	3,770	5	1,062	1,044	(18)
Consumer and Office	3,238	3,164	(74)	579	629	50
Safety, Security and Protection Services	2,621	2,663	42	575	549	(26)
Electro and Communications	2,483	2,631	148	438	411	(27)
Corporate and Unallocated	51	44	(7)	(146)	(124)	22
Total Company	$22,923	$22,923	$—	$5,696	$5,696	$—

3M’s businesses are organized, managed and internally grouped into segments based on differences in products, technologies and services. Effective in the first quarter of 2007, 3M continues to manage its operations in six operating business segments: Industrial and Transportation segment, Health Care segment, Display and Graphics segment, Consumer and Office segment, Safety, Security and Protection Services segment, and the Electro and Communications segment. 3M’s six business segments bring together common or related 3M technologies, enhancing the development of innovative products and services and providing for efficient sharing of business resources. These segments have worldwide responsibility for virtually all 3M product lines. 3M is not dependent on any single product or market. Transactions among reportable segments are recorded at cost. 3M is an integrated enterprise characterized by substantial intersegment cooperation, cost allocations and inventory transfers. Therefore, management does not represent that these segments, if operated independently, would report the operating income information shown.

Supplemental Unaudited Business Segment Information
Based on Segment Structure Effective in the First Quarter of 2007
Net Sales

NET SALES	First	Second	Third	Fourth	Total
(Millions)	Quarter	Quarter	Quarter	Quarter	Year

Industrial and Transportation
2006	$1,672	$1,662	$1,654	$1,652	$6,640
2005	1,502	1,495	1,519	1,531	6,047
2004	1,417	1,400	1,386	1,418	5,621

Health Care
2006	$966	$1,000	$998	$1,047	$4,011
2005	948	957	926	929	3,760
2004	877	890	876	953	3,596

Display and Graphics
2006	$919	$913	$992	$946	$3,770
2005	857	862	919	909	3,547
2004	832	876	838	837	3,383

Consumer and Office
2006	$741	$769	$848	$806	$3,164
2005	677	720	787	742	2,926
2004	647	642	711	732	2,732

Safety, Security and Protection Services
2006	$639	$662	$691	$671	$2,663
2005	561	607	581	571	2,320
2004	531	555	533	533	2,152

Electro and Communications
2006	$645	$670	$664	$652	$2,631
2005	607	638	636	628	2,509
2004	616	631	608	601	2,456

Corporate and Unallocated
2006	$13	$12	$11	$8	$44
2005	14	15	14	15	58
2004	19	18	17	17	71

Total Company
2006	$5,595	$5,688	$5,858	$5,782	$22,923
2005	5,166	5,294	5,382	5,325	21,167
2004	4,939	5,012	4,969	5,091	20,011

Supplemental Unaudited Business Segment Information
Based on Segment Structure Effective in the First Quarter of 2007
Operating Income

Refer to Note 2 and Note 4 to the Consolidated Financial Statements in 3M’s 2006 Annual Report on Form 10-K for disclosure of items that significantly impacted 2006 business segment reported operating income. The most significant items impacting 2006 operating income are the net gain on sale of portions of the pharmaceuticals business (within the Health Care segment) and restructuring and other actions. Operating income presented in the table that follows includes the impact of these significant items.

Corporate and Unallocated operating income principally includes corporate investment gains and losses, certain derivative gains and losses, insurance-related gains and losses, certain litigation expenses, corporate restructuring program charges and other miscellaneous items. Because this category includes a variety of miscellaneous items, it is subject to fluctuation on a quarterly and annual basis.

OPERATING INCOME
	First	Second	Third	Fourth	Total
(Millions)	Quarter	Quarter	Quarter	Quarter	Year

Industrial and Transportation
2006	$380	$320	$339	$303	$1,342
2005	309	313	291	297	1,210
2004	282	262	258	235	1,037

Health Care
2006	$298	$261	$287	$999	$1,845
2005	272	284	273	285	1,114
2004	224	237	236	276	973

Display and Graphics
2006	$292	$237	$293	$222	$1,044
2005	281	274	313	280	1,148
2004	292	308	280	236	1,116

Consumer and Office
2006	$150	$135	$190	$154	$629
2005	126	147	181	155	609
2004	126	128	154	149	557

Safety, Security and Protection Services
2006	$158	$139	$141	$111	$549
2005	118	142	133	120	513
2004	116	125	112	96	449

Electro and Communications
2006	$120	$114	$121	$56	$411
2005	90	108	117	107	422
2004	68	79	79	74	300

Corporate and Unallocated
2006	$(29)	$(31)	$(29)	$(35)	$(124)
2005	(43)	(24)	(41)	(54)	(162)
2004	(38)	(14)	(10)	(44)	(106)

Total Company
2006	$1,369	$1,175	$1,342	$1,810	$5,696
2005	1,153	1,244	1,267	1,190	4,854
2004	1,070	1,125	1,109	1,022	4,326

Supplemental Unaudited Business Segment Information
Based on Segment Structure Effective in the First Quarter of 2007
Reconciliation of GAAP to Non-GAAP Operating Income

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), the company also discusses non-GAAP measures that exclude special items. Operating income measures that exclude special items are not in accordance with, nor are they a substitute for, GAAP measures. Special items represent significant charges or credits that are important to an understanding of the company’s ongoing operations. The company uses these non-GAAP measures to evaluate and manage the company’s operations. The company believes that discussion of results excluding special items provides a useful analysis of ongoing operating trends. The determination of special items may not be comparable to similarly titled measures used by other companies.

As discussed in 3M’s 2006 Annual Report on Form 10-K, 2006 results included net gains that increased operating income by $523 million. 2006 included net benefits from gains related to the sale of certain portions of 3M’s branded pharmaceuticals business ($1.074 billion), which were partially offset by restructuring actions ($403 million), acquired in-process research and development expenses ($95 million), settlement costs of a previously disclosed antitrust class action ($40 million), and environmental obligations related to the pharmaceuticals business ($13 million).  These items primarily impacted the three-months ended December 31, 2006 (fourth quarter of 2006), except for the $40 million in settlement costs which were incurred in the second quarter of 2006 and certain costs related to the Company’s efforts to sell its pharmaceuticals business ($9 million in the second quarter of 2006 and $13 million in the third quarter of 2006).

The reconciliation provided below, which has been revised from what was previously reported to reflect the new segment structure, reconciles the non-GAAP operating income measure by business segment with the most directly comparable GAAP financial measure for the three months and twelve months ended December 31, 2006.

	Three-months ended Dec. 31, 2006			Twelve-months ended Dec. 31, 2006
OPERATING INCOME BY	Reported		Adjusted	Reported		Adjusted
BUSINESS SEGMENT	GAAP	Special	Non-GAAP	GAAP	Special	Non-GAAP
(Millions)	Oper. Income	items	Oper. Income	Oper. Income	Items	Oper. Income
Industrial and Transportation	$303	$15	$318	$1,342	$15	$1,357
Health Care	999	(695)	304	1,845	(673)	1,172
Display and Graphics	222	39	261	1,044	39	1,083
Consumer and Office	154	—	154	629	—	629
Safety, Security and Protection Services	111	10	121	549	10	559
Electro and Communications	56	46	102	411	46	457
Corporate and Unallocated	(35)	—	(35)	(124)	40	(84)
Total Operating Income	$1,810	$(585)	$1,225	$5,696	$(523)	$5,173

Supplemental Unaudited Business Segment Information
Based on Segment Structure Effective in the First Quarter of 2007
Sales Growth

The information presented in the following table represents the percent change in sales from the same period in the preceding year. Local-currency sales include both core plus acquisition volume impacts, in addition to price impacts.  While the Health Care and total company historical sales results did not change, they are provided for reference purposes.

SALES GROWTH

	2005 versus 2004 % change					2006 versus 2005 % change
	First	Second	Third	Fourth	Total	First	Second	Third	Fourth	Total
(Millions)	Quarter	Quarter	Quarter	Quarter	Year	Quarter	Quarter	Quarter	Quarter	Year

Industrial and Transportation
Local-currency	3.1%	3.7%	7.8%	11.0%	6.4%	13.7%	10.8%	7.1%	4.6%	9.0%
Translation	2.9	3.0	1.8	(3.1)	1.2	(2.4)	0.4	1.8	3.3	0.8
Total	6.0%	6.7%	9.6%	7.9%	7.6%	11.3%	11.2%	8.9%	7.9%	9.8%

Health Care
Local-currency	5.5%	5.4%	4.9%	1.1%	4.2%	4.9%	4.1%	6.0%	8.9%	6.0%
Translation	2.6	2.1	0.8	(3.6)	0.4	(3.0)	0.3	1.9	3.7	0.7
Total	8.1%	7.5%	5.7%	(2.5)%	4.6%	1.9%	4.4%	7.9%	12.6%	6.7%

Display and Graphics
Local-currency	1.6%	(1.9)%	8.4%	10.6%	4.6%	8.6%	5.4%	7.4%	2.7%	6.0%
Translation	1.4	0.3	1.2	(2.1)	0.2	(1.4)	0.4	0.7	1.4	0.3
Total	3.0%	(1.6)%	9.6%	8.5%	4.8%	7.2%	5.8%	8.1%	4.1%	6.3%

Consumer and Office
Local-currency	2.6%	10.1%	9.3%	2.9%	6.1%	10.6%	6.3%	6.6%	6.7%	7.4%
Translation	2.1	2.2	1.3	(1.5)	1.0	(1.1)	0.4	1.1	1.9	0.7
Total	4.7%	12.3%	10.6%	1.4%	7.1%	9.5%	6.7%	7.7%	8.6%	8.1%

Safety, Security and Protection Services
Local-currency	3.0%	6.8%	7.9%	9.6%	6.8%	16.0%	8.5%	16.6%	13.5%	13.7%
Translation	2.6	2.5	1.3	(2.6)	1.0	(2.2)	0.6	2.1	4.1	1.1
Total	5.6%	9.3%	9.2%	7.0%	7.8%	13.8%	9.1%	18.7%	17.6%	14.8%

Electro and Communications
Local-currency	(3.9)%	(1.2)%	3.5%	7.9%	1.5%	8.5%	4.5%	2.6%	0.6%	4.0%
Translation	2.5	2.3	1.2	(3.3)	0.7	(2.2)	0.5	1.7	3.2	0.8
Total	(1.4)%	1.1%	4.7%	4.6%	2.2%	6.3%	5.0%	4.3%	3.8%	4.8%

Total Company
Local-currency	2.3%	3.5%	7.0%	7.3%	5.1%	10.4%	7.2%	7.3%	5.8%	7.7%
Translation	2.3	2.1	1.3	(2.7)	0.7	(2.1)	0.3	1.5	2.8	0.6
Total	4.6%	5.6%	8.3%	4.6%	5.8%	8.3%	7.5%	8.8%	8.6%	8.3%

Supplemental Unaudited Business Segment Information
Health Care Business

The sale of 3M’s branded pharmaceuticals business in December 2006 and January 2007 will negatively impact both sales growth and operating income margins in Health Care and the total company in 2007. Sales growth in 2007 will be negatively impacted as significant pharmaceuticals sales will be in the base 2006 period. As a result, 3M believes the following disaggregated information for 3M Health Care’s remaining businesses (after the sale of pharmaceuticals) and for pharmaceuticals on a stand-alone basis provides useful information.

	First	Second	Third	Fourth	Total
(Millions)	Quarter	Quarter	Quarter	Quarter	Year

NET SALES
Health Care Business without Pharmaceuticals
2006	$773	$803	$797	$864	$3,237
2005	744	741	727	751	2,963
2004	690	692	674	747	2,803

Pharmaceuticals
2006	$193	$197	$201	$183	$774
2005	204	216	199	178	797
2004	187	198	202	206	793

OPERATING INCOME
Health Care Business without Pharmaceuticals
2006	$238	$210	$227	$131	$806
2005	215	218	220	235	888
2004	184	191	185	219	779

Pharmaceuticals
2006	$60	$51	$60	$868	$1,039
2005	57	66	53	50	226
2004	40	46	51	57	194

As discussed in 3M’s 2006 Annual Report on Form 10-K, the Health Care Business without Pharmaceuticals in the fourth quarter of 2006 included $95 million of expensed in-process research and development costs related to the Brontes acquisition and business-specific restructuring actions that totaled $15 million.  Pharmaceuticals included a combination of items in 2006, which in total positively impacted 2006 operating income by $783 million. This included a $1.074 billion gain on sale of a portion of the pharmaceuticals business, which was partially offset by restructuring actions totaling $278 million and environmental reserves totaling $13 million. These items were primarily recorded in the fourth quarter of 2006, except for certain costs related to the Company’s efforts to sell its pharmaceuticals business ($9 million in the second quarter of 2006 and $13 million in the third quarter of 2006).

SALES GROWTH

	2005 versus 2004 % change					2006 versus 2005 % change
	First	Second	Third	Fourth	Total	First	Second	Third	Fourth	Total
(Millions)	Quarter	Quarter	Quarter	Quarter	Year	Quarter	Quarter	Quarter	Quarter	Year

Health Care Business without Pharmaceuticals
Local-currency	5.2%	5.0%	7.0%	4.0%	5.3%	6.8%	8.1%	7.8%	11.3%	8.5%
Translation	2.6	2.1	0.8	(3.5)	0.4	(2.9)	0.3	1.9	3.7	0.7
Total	7.8%	7.1%	7.8%	0.5%	5.7%	3.9%	8.4%	9.7%	15.0%	9.2%

Pharmaceuticals Business
Local-currency	6.5%	6.8%	(1.9)%	(9.4)%	0.3%	(1.9)%	(9.4)%	(0.7)%	(1.1)%	(3.5)%
Translation	2.8	2.0	0.6	(3.9)	0.3	(3.3)	0.2	2.0	3.8	0.6
Total	9.3%	8.8%	(1.3)%	(13.3)%	0.6%	(5.2)%	(9.2)%	1.3%	2.7%	(2.9)%